Exhibit 10.16
MS Loan No. 05-23686
PROMISSORY NOTE
(Fixed — Yield Maintenance/Hyperamortization)
$15,675,000.00
Houston, Texas
December 12, 2005
     FOR VALUE RECEIVED AMREIT LAKE HOUSTON, LP, a Texas limited partnership, as maker, having its principal place of business at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 (“Borrower”), hereby unconditionally promises to pay to the order of MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, as payee, having an address at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIFTEEN MILLION SIX HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($15,675,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below) in accordance with the terms of this Note.
ARTICLE 1: Payment Terms
Borrower agrees to pay sums under this Note in installments as follows:
     (a) on the date hereof, a payment of interest only with respect to the period commencing on the date hereof and ending on, and including, the last day of the month in which this Note is executed;
     (b) beginning on the first day of February, 2006 and on the first day of each calendar month thereafter (each a “Payment Date”) up to and including the first day of January, 2016 (the “Anticipated Repayment Date”) payments of interest only based on the Applicable Interest Rate (as defined below) accrued on the outstanding principal balance;
     (c) (i) a constant payment of Ninety One Thousand Four Hundred Seventy-Five and No/100 Dollars ($91,475.10) on the first day of each calendar month following the Anticipated Repayment Date up to and including the first day of December, 2035; each of the payments to be applied as follows: (A) first, to the payment of interest (without adjustment for Accrued Interest (defined below)) computed at the Initial Interest Rate; and (B) the balance toward the reduction of the principal balance; and
          (ii) a payment of an amount equal to the Excess Cash Flow (as defined in the certain Cash Management Agreement (the “Cash Management Agreement”), dated as of the date hereof, by and among Borrower, Amreit Realty Investment Corporation, and Lender) for the preceding month, to be applied toward the reduction of the principal balance; and
     (d) the balance of the principal sum and all interest thereon (including, without limitation, all Accrued Interest) on January 1, 2036 (the “Maturity Date”).

ARTICLE 2: Interest
     The term “Applicable Interest Rate” as used in this Note shall mean (a) from the date hereof through and including the day immediately prior to the Anticipated Repayment Date, a rate of interest equal to five and seventy-five hundredths percent (5.75%) per annum (the “Initial Interest Rate”), and (b) from the Anticipated Repayment Date through and including the Maturity Date, a rate of interest (the “Adjusted Interest Rate”) equal to five percentage points (5.0%) above the greater of (i) the Initial Interest Rate or (ii) the Treasury Rate. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Se1ected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Anticipated Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Lender shall notify Borrower of the amount and the basis of determination of the Adjusted Interest Rate, which shall be conclusive and binding on Borrower absent manifest error.
     Interest on the principal sum of this Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable, divided by 360) by (c) the outstanding principal balance.
     Interest due on the outstanding principal balance computed at the Adjusted Interest Rate and not paid pursuant to paragraph (c) of Article 1 above (“Accrued Interest”) shall be added to the outstanding principal balance and shall earn interest at the Adjusted Interest Rate, to the extent permitted by applicable law.
ARTICLE 3: Default and Acceleration
     Borrower covenants and agrees that if (a) any payment required hereunder (other than the payment due on the Maturity Date) is not paid prior to the fifth (5th) day after the same is due, or (b) the entire Debt (defined below) is not paid on or before the Maturity Date or (c) any other Event of Default (as defined in the Security Instrument (defined below)) shall continue to exist after giving effect to all applicable grace periods, then at the option of Lender (i) the whole of the principal sum of this Note, (ii) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (as defined in the Security Instrument), (iii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (iv) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable. Whenever any payment to be made under this Note, the Security Instrument or under any Other Security Document shall be stated to be due on a day which is not a Business Day (hereinafter defined), the due date thereof shall be the Business Day immediately preceding such day. For purposes hereof, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in New York, New York are not open for business.

ARTICLE 4: Default Interest
     Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate or (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the default giving rise to such Event of Default (without regard to any notice or grace period) until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be deemed part of the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.
ARTICLE 5: Late Charge
     If any monthly installment payable under this Note is not paid prior to the fifth (5th) day after the applicable Payment Date, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.
ARTICLE 6: Prepayment
     (a) The principal balance of this Note may not be prepaid in whole or in part prior to the earlier of the second annual anniversary of the securitization of the Loan or the beginning of the sixth Loan Year (defined below). At any time after the earlier of the second annual anniversary of the securitization of the Loan or the beginning of the sixth Loan Year, the principal balance of this Note may be prepaid in whole, but not in part, upon not less than sixty (60) days prior written notice to Lender specifying the date on which prepayment is to be made (the “Prepayment Date”) which date must be a Payment Date and upon payment of:
          (i) all accrued interest to and including the Prepayment Date;
          (ii) all other sums due under this Note, the Security Instrument and all Other Security Documents; and
          (iii) the Prepayment Consideration (defined below).
     Notwithstanding anything to the contrary herein, provided no Event of Default exists, in the event of any prepayment which occurs (i) in whole during the four (4) months prior to the Anticipated Repayment Date or (ii) in whole or in part in connection with a prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3 and 3.6 of the Security Instrument or changes in tax and debt credit pursuant to Section 7.3 (a) or (b) of the Security Instrument, no Prepayment Consideration shall be due in connection therewith, but in each instance Borrower shall be required to pay all other sums due hereunder, and no principal amount repaid may be reborrowed.
     (b) The Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid (after subtracting the scheduled principal payment on such Prepayment Date) over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semiannually. The “Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Anticipated Repayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.
     (c) “Loan Year” as used in this Note shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month).
     (d) If any notice of prepayment is given under this Article 6, the principal balance of this Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything contained in this Article 6 to the contrary, provided no Event of Default exists, no Prepayment Consideration shall be due in connection with a complete or partial prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3 and 3.6 of the Security Instrument or changes in tax and debt credit pursuant to Section 7.3(a) or (b) of the Security Instrument, but Borrower shall be required to pay all other sums due hereunder.
     (e) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the following amounts:
          (i) if the Default Prepayment occurs prior to the time when prepayment of the principal balance of this Note is permitted, an amount equal to the sum of (A) the present value of the interest payments which would have accrued on the principal balance of this Note (outstanding as of the date of such Default Prepayment) at the Applicable Interest Rate from the date of such Default Prepayment to the first date prepayment is permitted pursuant to this Note discounted at a rate equal to the Treasury Rate except that such Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date upon which prepayment is first permitted pursuant to this Note, and (B) the Prepayment Consideration calculated as of the first date prepayment is permitted pursuant to this Note; and
          (ii) if the Default Prepayment occurs at a time when prepayment of the principal balance of this Note is permitted, the Prepayment Consideration.
     For purposes of this Note, the term “Default Prepayment” shall mean a prepayment of the principal amount of this Note made after the occurrence and during the continuance of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

ARTICLE 7: Security
     This Note is secured by that certain Deed of Trust and Security Agreement dated the date hereof in the principal sum of $15,675,000 given by Borrower to (or for the benefit of) Lender covering the fee simple estate of Borrower in certain premises located in Harris County, State of Texas, and other property, as more particularly described therein (collectively, the “Property”) and intended to be duly recorded in said County (the “Security Instrument”), and by the Other Security Documents.
ARTICLE 8: Loan Charges
     (a) This Note, the Security Instrument and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instrument and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate or any other consideration that constitutes interest under applicable law, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Maximum Lawful Rate (as defined below) of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.
     (b) It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Note (or applicable United Stated federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communications or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note then owing by borrower to Lender. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
     (c) As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
     (d) To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
ARTICLE 9: Waivers
     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note, the Security Instrument or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without farther notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising Borrower, and the term “Borrower,” as used herein, shall, to the extent permitted by applicable law, include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability incurred prior to the date of such change. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers if interests in Borrower which may be set forth in the Security Instrument or any Other Security Document.)

ARTICLE 10: Waiver of Trial By Jury
     BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
ARTICLE 11: Exculpation
     (a) Notwithstanding anything to the contrary contained in this Note, the Security Instrument or any Other Security Document (but subject to the provisions of subsections (b), (c) and (d) of this Article 11), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing any personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender to secure this Note; provided, however, subject to the provisions of subsections (b), (c) and (d) of this Article 11, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender to secure this Note. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided in this Article 11, sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties, in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Instrument or the Other Security Documents. The provisions of this Article 11 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instrument or the Other Security Documents delivered to Lender; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Section 12.2 of the Security Instrument or of Section 3.12(e) of the Security Instrument; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.
     (b) Notwithstanding the provisions of this Article II to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instrument) Lender incurs due to: (i) fraud or intentional misrepresentation by Borrower or any of the Exculpated Parties in connection with the Loan; (ii) the gross negligence or willful misconduct of Borrower; (iii) the removal or disposal of any portion of the Property after an Event of Default; (iv) Borrower’s misapplication, misappropriation or conversion of Rents received by Borrower after the occurrence of an Event of Default; (v) Borrower’s misapplication, misappropriation or conversion of tenant security deposits or Rents collected more than one

(1) month in advance which are not delivered to Lender for application to the Loan; (vi) the misapplication, misappropriation or conversion of insurance proceeds or condemnation awards; (vii) Personal Property (as defined in the Security Instrument) of the Borrower taken from the Property by or on behalf of Borrower or any of the Exculpated Parties and not replaced with Personal Property of the same utility and of the same or greater value; (viii) any act of arson by Borrower or any of the Exculpated Parties; (ix) any fees or commissions paid by Borrower after the occurrence of an Event of Default to any Exculpated Party in violation of the terms of this Note, the Security Instrument or the Other Security Documents; (x) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property; (xi) any security deposits, advance deposits or any other deposits collected under leases with respect to the Property not being delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable Leases (as defined in the Security Instrument) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; (xii) any failure by Borrower to permit on-site inspections of the Property as required by the Security Instrument and/or the Other Security Documents; (xiii) any failure of Borrower to appoint a new property manager upon the request of Lender as required by the terms of the Security Instrument and/or the Other Security Documents; (xiv) Borrower’s material breach of, or failure to comply with, the representations, warranties and covenants contained in Articles 5.8(b), 5.19 and/or 12 of the Security Instrument; (xv) Borrower’s failure to provide financial information to Lender as required by Section 3.12 of the Security Instrument; and/or (xvi) any failure by Borrower to comply with any provisions of Section 4.2 (e), (f), (g), (i), (j), (k), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (dd), (ee), (ff), (gg), (hh), or (ii) of the Security Instrument.
     (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability against Borrower as set forth in subsection (a) above as to Borrower SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event that: (1) the first full monthly payment of principal and interest under this Note is not paid when due; (ii) Borrower fails to comply with any provision of Section 4.2 (a), (b), (c), (d), (h) and (aa) of the Security Instrument; (iii) Borrower defaults under Article 8 of the Security Instrument; (iv) Borrower files a voluntary petition under the U.S. Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) an affiliate, officer, director or representative which controls Borrower, directly or indirectly, files, or joins in the filing of, an involuntary petition against Borrower under the U.S. Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any person or entity; (vi) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person or entity under the U.S. Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any person or entity; (vii) any affiliate, officer, director or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (viii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.

ARTICLE 12: Authority
     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.
ARTICLE 13: Governing Law
     This Note shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located without reference or giving effect to any choice of law doctrine.
ARTICLE 14: Notices
     All notices required or permitted hereunder shall be given as provided in the Security Instrument.
ARTICLE 15: Incorporation By Reference
     All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.
ARTICLE 16: Miscellaneous
     (a) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses axe paid by Borrower.
     (b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.
     (d) Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.
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     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

Borrower: AMREIT LAKE HOUSTON, LP, a Texas limited partnership

BY:	AmREIT Lake Houston GP, Inc., a Texas corporation, Its general partner

By:	/s/ Chad C. Braun
	Name:	Chad C. Braun
	Title:	Vice President

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